Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule 13D jointly on behalf of each such party.

Date: August 26, 2011		WESTBURY (BERMUDA) LTD.
	By:	/s/ Jim Watt
		Name:	Jim Watt
		Title:	President

Date: August 26, 2011		WESTBURY TRUST
	By:	/s/ Jim Watt
		Name:	Jim Watt
		Title:	Trustee